On March 18, 2011 Sunsi completed the previously announced purchase (“Acquisition”) of a 60% interest in Wendeng He Xie Silicon Co. Ltd., a company with a trichlorosilane manufacturing factory located in Wendeng, China (“Wendeng”) from Liu Dongqiang, a Chinese individual.  As part of the closing, Wendeng was re-formed as a joint venture business under Chinese law and issued a new business license.

The Acquisition was effected pursuant to an equity transfer agreement dated November 22, 2010, as amended on December 15, 2010 by a letter agreement.

Pursuant to the terms of the Acquisition, the Company shall:

(i)	pay Mr. Liu USD $445,075 within three months of the issuance of the business license;

(ii)
issue 1,349,628 shares of or common stock to Mr. Liu or his assigns, such shares carry an optional right of redemption by Mr. Liu whereby the Company (or an affiliate of the Company) shall buy such shares back from Mr. Liu, if Mr. Lui exercises his option within six months at a price of USD equivalent to RMB 18,000,000 on the transfer date (currently equal to approximately USD $2,700,000); and

(iii)	cause an affiliate of the Company to transfer 1,574,566 shares of its Company common stock to Mr. Liu, or his assigns, such shares shall be restricted from resale for 2.5 years.

The following unaudited pro-forma income statements, balance sheet and the explanatory notes give effect to the acquisition of 60% of Wendeng by the Company on March 18, 2011.

The pro-forma consolidated income statements and balance sheet and explanatory notes are based on the estimates and assumptions set forth in the explanatory notes. These pro-forma consolidated income statements have been prepared utilizing the historical financial statements of SunSi and Wendeng and should be read in conjunction with the historical financial statements and notes thereto included elsewhere in this filing.

The pro-forma income statements have been prepared as if the acquisition had occurred on June 1, 2010 and 2009 respectively. The proforma balance sheet has been prepared as if the acquisition occurred on February 28, 2011. This pro-forma consolidated financial data is provided for comparative purposes only, and does not purport to be indicative of the actual financial position or results of operations had the acquisition occurred at the beginning of the periods presented, nor are they necessarily indicative of the results of future operations.

SUNSI ENERGIES INC. AND WENDENG HE XIE SILICON CO., LTD.
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
FEBRUARY 28, 2011

	SunSi	Wendeng He Xie
(In United States Dollars)	Energies Inc.	Silicon Co., Ltd.	Adjustments		Consolidated

ASSETS

Current assets
Cash and cash equivalents	$448,995	$708,207	$-		$1,157,202
Accounts receivable, net	1,950,306	2,730,558	-		4,680,864
Inventory	-	485,703	-		485,703
Prepaid expenses and other current assets	90,950	62,210	-		153,160
Total current assets	2,490,251	3,986,678	-		6,476,929

Related party receivables	-	1,102,971	-		1,102,971
Property, plant and equipment, net	-	6,571,981	-		6,571,981
Goodwill, net	-	-	3,807,585	(a) (c)	3,807,585
Intangible assets, net	273,910	2,516,454	-		2,790,364

Total Assets	$2,764,161	$14,178,084	$3,924,769		$20,749,830

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable and accrued liabilities	$2,237,368	$3,368,994	$445,075	(a)	$6,051,437
Related party payables	32,100	5,388,850	-		5,420,950
Taxes payable	23,577	1,267,527	-		1,291,104
Total current liabilities	2,293,045	10,025,371	445,075		12,763,491

Commitments and contingencies
Redeemable common stock and capital in excess of $0.001 par value	-	-	2,701,910	(a)	2,701,910

Stockholders' equity
Preferred stock	-	-	-		-
Common stock	27,744	731,807	(731,807)	(b)	27,744
Additional paid-in capital	1,794,133	-	3,152,228	(a)	4,946,361
Retained earnings (accumulated deficit)	(1,358,063)	3,303,722	(3,303,722)	(b)	(1,358,063)
Accumulated other comprehensive income	254	117,184	(117,184)		254
Total stockholders' equity	464,068	4,152,713	(883,301)		3,616,296

Non-controlling interests	7,048	-	1,661,085	(a)	1,668,133

Total Liabilities and Stockholders' Equity	$2,764,161	$14,178,084	$3,924,769		$20,749,830

(a)
To record the purchase of a 60% interest in Wendeng He Xie Silicon Co., Ltd. ("Wendeng").  As consideration, SunSi Energies Inc. ("Company") has agreed to (i) pay USD $445,075 within three months of the issuance of the new business license; (ii) issue 1,349,628 shares of its common stock (at a per share price of approximately $2.00) that carry a right of redemption; and (iii) cause an affiliate of the Company to transfer 1,574,566 shares of the Company's common stock (at a per share price of approximately $2.00).

(b)	To adjust the pre-acquisition equity of Wendeng.
(c)
The determination of goodwill is preliminary and subject to change in accordance with FASB ASC Topic 850, Business Combinations upon completion of an independent valuation.  Separately identifiable intangible assets may be determined to exist that may require amortization expense to be recognized in future periods.

SUNSI ENERGIES INC. AND WENDENG HE XIE SILICON CO., LTD.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE NINE MONTH PERIOD ENDED FEBRUARY 28, 2011

	SunSi	Wendeng He Xie
(In United States Dollars)	Energies Inc.	Silicon Co., Ltd.	Adjustments		Consolidated

Sales	$4,622,360	$13,593,821	$-		$18,216,181

Cost of goods sold	4,528,392	9,368,816	-		13,897,208

Gross margin	93,968	4,225,005	-		4,318,973

Operating expenses
Selling, general and administrative expenses	587,693	1,731,900	-		2,319,593
Total operating expenses	587,693	1,731,900	-		2,319,593

Income (loss) from operations	(493,725)	2,493,105	-		1,999,380

Income (loss) before income taxes	(493,725)	2,493,105	-		1,999,380

Income tax provision	23,492	623,276	-		646,768

Net income (loss)	(517,217)	1,869,829	-		1,352,612

Less: Net income (loss) attributable to non-controlling interests	7,048	-	747,932	(d)	754,980

Net income (loss) attributable to Sunsi Energies Inc.	$(524,265)	$1,869,829	$(747,932)		$597,632

Net income (loss) per common share:
Basic and diluted	$(0.02)				$0.02

Weighted average number of common shares outstanding:
Basic and diluted	27,530,544				28,880,172

Comprehensive income (loss):
Net income (loss)	(517,217)	1,869,829	-		1,352,612
Foreign currency translation adjustment	254	116,354	-		116,608
Comprehensive income (loss) before non-controlling interests	(516,963)	1,986,183	-		1,469,220
Comprehensive income (loss) attributable to non-controlling interests	7,048	-	747,932	(d)	754,980
Comprehensive income (loss)	(524,011)	1,986,183	(747,932)		714,240

(d)	To record adjustment of net income for non-controlling interest; 40% unacquired interest in Wendeng.

SUNSI ENERGIES INC. AND WENDENG HE XIE SILICON CO., LTD.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED MAY 31, 2010

	SunSi	Wendeng He Xie
(In United States Dollars)	Energies Inc.	Silicon Co., Ltd.	Adjustments		Consolidated

Sales	$-	$12,159,711	$-		$12,159,711

Cost of goods sold	-	9,827,402	-		9,827,402

Gross margin	-	2,332,309	-		2,332,309

Operating expenses
Selling, general and administrative expenses	621,835	442,957	-		1,064,792
Total operating expenses	621,835	442,957	-		1,064,792

Income (loss) from operations	(621,835)	1,889,352	-		1,267,517

Other income (expense)
Interest income	-	517	-		517
Total other income (expense)	-	517	-		517

Income (loss) before income taxes	(621,835)	1,889,869	-		1,268,034

Income tax provision	-	472,467	-		472,467

Net income (loss)	(621,835)	1,417,402	-		795,567

Less: Net income attributable to non-controlling interests	-	-	566,961	(d)	566,961

Net income (loss) attributable to Sunsi Energies Inc.	$(621,835)	$1,417,402	$(566,961)		$228,606

Net income (loss) per common share:
Basic and diluted	$(0.02)				$0.01

Weighted average number of common shares outstanding:
Basic and diluted	26,972,486				28,322,114

Comprehensive income (loss):
Net income (loss)	(621,835)	1,417,402	-		795,567
Foreign currency translation adjustment	254	940	-		1,194
Comprehensive income (loss) before non-controlling interests	(621,581)	1,418,342	-		796,761
Comprehensive income (loss) attributable to non-controlling interests	-	-	566,961	(d)	566,961
Comprehensive income (loss)	(621,581)	1,418,342	(566,961)		229,800

(d)	To record adjustment of net income for non-controlling interest; 40% unacquired interest in Wendeng.